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                                                                      Exhibit 11
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                                December 27, 1995


S.A. Louis Dreyfus et Cie
87 Avenue de la Grande Armee
75782 Paris
France

Louis Dreyfus Natural Gas Holdings Corp.
Baynard Bldg. Suite 210E
3411 Silverside Road
Wilmington, DE  19810-4808

                  Re: Registration Rights Agreement dated as of November 9, 1993 by and between Louis Dreyfus Natural Gas Corp. and Louis Dreyfus Natural Gas Holdings Corp. (the "Registration Rights Agreement")

Gentlemen:

                  Louis Dreyfus Natural Gas Corp. (the "Company") has been advised that Louis Dreyfus Natural Gas Holdings Corp. ("LDNGHC") has transferred 20,000,000 shares of Common Stock of the Company (the "Shares") to S.A. Louis Dreyfus et Cie ("SALD"). The Shares are covered by the Registration Rights Agreement and are considered to be "Restricted Stock" for purposes thereof. In connection with such transfer, LDNGHC desires to assign to SALD its rights and responsibilities under the Registration Rights Agreement with respect to the Shares.

                  The Company has also been advised that SALD (a) has pledged all or a portion of the Shares to Societe Generale, as Agent for Societe Generale, Banque Nationale de Paris, Credit Lyonnais, Caisse Centrale des Banques Populaires, Banque Francaise du Commerce Exterieur, Caisse Nationale de Credit Agricole, Credit Industriel et Commercial, Credit National and Banque Indosuez (the "First Pledgee") as security in connection with a loan transaction and has assigned to the First Pledgee its rights arid responsibilities under the Registration Rights Agreement with respect to the Shares and (b) desires further to pledge all or a portion of the Shares to Societe Generale, as Agent, for Societe Generale and Banque Nationale de Paris (the "Second Pledgee") as security in connection with an additional loan transaction and to assign to the Second Pledgee, subject to the rights of the First Pledgee, its rights and responsibilities under the Registration Rights Agreement with respect to the Shares.

                  The Company, by letter dated December 20, 1994, consented to the assignment to the First Pledgee of the rights and responsibilities under the Registration Rights Agreement and hereby confirms that consent; and the Company hereby consents to the above referenced assignments to the Second Pledgee of rights and responsibilities under the Registration Rights Agreement and affirms that, following the respective assignments and subject to the limitations set forth below, SALD, the First Pledgee and the Second Pledgee each shall each be considered a "Holder" for all purposes under the Registration Rights Agreement with respect to such of the Shares as are owned by or

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pledged to them, as the case may be. It is expressly understood that such consent is provided for purposes of Section 10 of the Registration Rights Agreement only and that the ability of the SALD and the First Pledgee and the Second Pledgee to exercise any rights under the Registration Rights Agreement that are assigned to either of them shall be subject to any limitations or restrictions contained in any agreements entered into, or to be entered into, between SALD and the First Pledgee and between SALD and the Second Pledgee, respectively.

                  Furthermore, LDNGHC desires to subordinate certain of its rights under the Registration Rights Agreement to those of SALD or any Pledgee or Pledgees to which SALD has assigned its rights and responsibilities under the Registration Rights Agreement. LDNGHC and the Company hereby agree that for purposes of any demand or piggyback registration which excludes shares of "Restricted Stock" for which registration is properly requested, the principle of pro rata allocation among requesting Holders set forth in Section 2(b) and 3 of the Registration Rights Agreement shall be modified as follows: SALD and each such Pledgee shall be entitled to include any of the Shares owned by or pledged to them (for which registration was properly requested and which would otherwise be excluded from the proposed registration) in place of all or a portion of the shares which LDNGHC would otherwise have been entitled to include in the registration, except that SALD shall not be entitled to include any of the Shares owned by it in any registration so long as any of the Shares remains pledged to either the First Pledgee or the Second Pledgee.

                  The Company agrees that (a) upon the effectiveness of the registration referred to above or (b) the receipt of an opinion of counsel for the First Pledgee or the Second Pledgee, whichever is applicable, that the Shares may be disposed of consistent with the provisions of Rule 144 under the Securities Act of 1933, it will promptly instruct the Company's transfer agent to process any transfer requested by the First Pledgee or the Second Pledgee, whichever is applicable, and issue clean, unlegended certificates to the Transferee or Transferees.

                  The agreements contained in the preceding paragraph shall have the force and effect of, and shall constitute an amendment to the Registration Rights Agreement and shall be binding on The successors and assigns of LDNGHC and the Company. However, the benefits conferred by the agreements contained in the preceding paragraph shall be specific to SALD and the First Pledgee and the Second Pledgee and may not be transferred or assigned by them without the prior written consent of LDNGHC and the Company

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                  If the foregoing meets with the approval and agreement of
LDNGHC and SALD, please so indicate by signing in the space provided below.

                                            LOUIS DREYFUS NATURAL GAS CORP.


                                            By:________________________________
                                            Name:   Mark E. Monroe
                                                 ______________________________
                                            Title:  Chief Operating Officer
                                                  _____________________________


Agreed to and accepted as of the ____ day of December, 1995.


LOUIS DREYFUS NATURAL GAS HOLDINGS CORP.


By:_______________________________
Name:    Connie S. Linhart
Title:  President & Treasurer


S.A. LOUIS DREYFUS ET CIE


By:_______________________________
Name:_____________________________
Title:____________________________

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                         LOUIS DREYFUS NATURAL GAS CORP.

                             SECRETARY'S CERTIFICATE



                  I, Kevin R. White, Secretary of Louis Dreyfus Natural Gas Corp., an Oklahoman corporation ("LDNGC"), certify:

                  1. That for the period December 20, 1995 through and including the date of this Certificate, Mark E. Monroe was, and he continues to be, the Chief Operating Officer of LDNGC;

                  2. That in his capacity as Chief Operating Officer of LDNGC,
                     Mark E. Monroe is authorized by the Bylaws of LDNGC to sign documents on behalf of LDNGC and, in that connection, he had full authority to sign each of (a) the consent to the assignment of rights and responsibilities under the Registration Rights Agreement and (b) the consent to the Subordinate Assignment and Assumption Agreement; and

                  3. That the signature below is his signature:


                                              _________________________________
                                                       Mark E. Monroe



                  IN WITNESS WHEREOF, I have set my signature and affixed the seal of the Corporation at Oklahoma City, Oklahoma, as of the 27th day of December, 1995


                                              _________________________________
                                                 Kevin R. White, Secretary



(Corporate Seal)

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                  Louis Dreyfus Natural Gas Corp. hereby consents to the
foregoing assignment and agrees that, subject to the terms of the foregoing assignment, Societe Generale and Banque Nationale de Paris have all the rights of Louis Dreyfus Natural Gas Holdings Corp. and S.A. Louis Dreyfus et Cie under the Registration Rights Agreement referred to above insofar as such rights relate to such of the Securities as are or become Priority Collateral and that, subject to the terms of the foregoing assignment, Societe Generale, as Agent, on behalf of itself and the other Secured Parties, may exercise all of such rights as fully as if the Agent and the other Secured Parties were named therein as parties thereto.

                                            LOUIS DREYFUS  NATURAL GAS CORP.


                                            By:________________________________
                                            Name:  Mark E. Monroe
                                            Title: Chief Operating Officer

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